Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of July 17, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico

Rig 11	Bethlehem JU 200 MC	200	GOM	Hunt	Late-July	65-67	Next to ADTI for four wells (est. 80 days) @ $64-66K. ADTI has an unpriced option for a fifth well.

Rig 15	Baker Marine Big Foot III	85	GOM	Bois D’Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in mid-August.

Rig 20	Bethlehem JU 100 MC	100	GOM	ADTI	Late-July	84-86	Next to Energy XXI for 6 months (through Jan 2007) at $115K

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81

Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Scope of project recently expanded to increase maximum water depth capability to 250’, quarters capacity to 100 from 80, as well as improvements to variable deck load and maximum drilling depth. Consequently, the estimated upgrade cost is now between $35-$40MM. Expected to enter service late Q1 2007. Bidding internationally.

Rig 30	Bethlehem JU 250 MS	250	GOM	Walter	Mid-Sept	66-68	Next to Helis through March 2007 @$84-86K. Helis also has four four-well options at mutually agreed dayrates.

International

Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70

Rig 31	Bethlehem JU 250 MS	250	Asia	Cairn/ Shipyard	May-07	NA	Scheduled to depart shipyard 9/1 - 9/15 for 7 day transit to India. Contract for seven firm wells (est. 35 days per well), first well expected to commence in September at $110,000. Subsequent six wells at $140,000. Then five one well options at $140,000.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

	Total Number of Liftboats	June 2006				Comments
Leg Length/ Liftboat Class (Feet)		Actively Marketed Liftboats(1)(2)	Revenue Per Day Per Liftboat(3)	Operating Days	Utilization(4)
Gulf of Mexico
260	1	1	$30,265	30	100%
230	3	3	22,758	60	67%	1 vessel in drydock in June
190-215	6	5	19,680	112	75%	1 vessel in drydock in June and July
170	2	2	13,901	60	100%
140-150	6	6	10,383	88	49%	Three vessels in drydock in June, four vessels in drydock in July
120-130	14	14	8,416	371	88%	Two vessels in drydock in June, one vessel in July and one in for leg repair
105	15	13	6,089	273	70%	Two vessels in drydock in June, one hot-stacked and one being refurbished March through July. One to three vessels hot-stacked during July in order to crew the larger vessels acquired June 1st. Three in drydock in July

Sub-total/Average	47	44	11,077	994	75%
Nigeria
130-170	4	4	10,296	120	100%	All four vessels (one 130’, two 145’, and one 170’) under contract with Chevron to August 2006. Two vessels in drydock in July and August.

Total/Average	51	48	10,992	1,114	77%

Note: Phasing in an approximate 15% price increase across domestic liftboat fleet during June and July.

(1)	Newbuild 200’ class liftboat acquired during Laborde acquisition expected to receive Coast Guard approval this week.
(2)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats that are undergoing refurbishment (expected completion in September 2006).
(3)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q2’05 for the vessels owned at that time was as follows:

230’- $14,270, 190-215’ - $10,497, 140-150’ - $6,983, 120-130’ - $4,885, 105’ - $3,703.

(4)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.